UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2025

HF SINCLAIR CORPORATION

(Exact Name of Registrant as specified in its charter)

Delaware	001-41325	87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2323 Victory Ave., Suite 1400 Dallas, TX	75219
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (214) 871-3555

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2025, HF Sinclair Corporation (the “Corporation”) completed a public offering of $1,400,000,000 aggregate principal amount of senior notes, consisting of $650,000,000 aggregate principal amount of 5.750% Senior Notes due 2031 (the “2031 Notes”) and $750,000,000 aggregate principal amount of 6.250% Senior Notes due 2035 (the “2035 Notes,” and together with the 2031 Notes, the “Notes”). The offering of the Notes was registered under the Securities Act of 1933 pursuant to an automatic shelf registration statement on Form S-3 (Registration No. 333-264186) of the Corporation, filed with the Securities and Exchange Commission (the “Commission”) on April 7, 2022 (the “Registration Statement”), and made pursuant to the prospectus, dated April 7, 2022, as supplemented by the prospectus supplement, dated January 8, 2025, filed with the Commission.

The Corporation issued the Notes pursuant to an indenture, dated April 27, 2022 (the “Base Indenture”), between the Corporation and Computershare Trust Company, N.A., as trustee (the “Trustee”), as supplemented with respect to the Notes by a third supplemental indenture, dated January 23, 2025 (the “Third Supplemental Indenture”), between the Corporation and the Trustee. The Base Indenture, the Third Supplemental Indenture, the Form of 2031 Notes and the Form of 2035 Notes are filed as Exhibits 4.1, 4.2, 4.3, and 4.4 respectively hereto, and the terms and conditions thereof are incorporated herein by reference. A legal opinion related to the offering of the Notes is filed herewith as Exhibit 5.1 and incorporated into the Registration Statement.

The Notes of each series will be redeemable prior to maturity, under the terms and conditions set forth in the Third Supplemental Indenture.

The net proceeds from the sale of the Notes are intended to be used (i) to fund the previously-announced cash tender offer (the “Tender Offer”) for an aggregate purchase price of up to $1,050,000,000 of (a) up to $150,000,000 aggregate principal amount of the Corporation’s 6.375% Senior Notes due 2027, (b) the Corporation’s 5.875% Senior Notes due 2026, and (c) HollyFrontier Corporation’s 5.875% Senior Notes due 2026, (ii) to repay all outstanding borrowings under the Third Amended and Restated Credit Agreement, dated July 27, 2017, among Holly Energy Partners, L.P., as borrower, Wells Fargo Bank, National Association, as administrative agent, an issuing bank and a lender, and certain other lenders party thereto, and (iii) the remainder, if any, for general corporate purposes, which may include capital expenditures.

The descriptions of the Base Indenture, the Third Supplemental Indenture and the Notes are qualified in their entirety by reference to the Base Indenture, the Third Supplemental Indenture and the specimen global certificates evidencing the Notes, copies of which are filed as exhibits to this Form 8-K.

Item 8.01.	Other Events.

On January 8, 2025, the Corporation entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc., MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the underwriters named in Schedule I thereto (collectively, the “Underwriters”), related to the offering of the Notes. The Underwriting Agreement contains certain customary representations, warranties and covenants concerning the Corporation and the registration statement relating to the offering of the Notes. In addition, the Corporation has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Underwriting Agreement is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as an exhibit to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 8, 2025, by and among HF Sinclair Corporation and BofA Securities, Inc., MUFG Securities Americas Inc., SMBC Nikko Securities America, Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters listed in Schedule I thereto.

4.1	Indenture, dated as of April 27, 2022, among HF Sinclair Corporation and Computershare Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 of Registrant’s Current Report on Form 8-K filed April 27, 2022, File No. 1-41325).

4.2	Third Supplemental Indenture, dated as of January 23, 2025, among HF Sinclair Corporation and Computershare Trust Company, N.A., as trustee.

4.3	Form of 2031 Notes (included in Exhibit 4.2 hereto).

4.4	Form of 2035 Notes (included in Exhibit 4.2 hereto).

5.1	Opinion of Vinson & Elkins L.L.P.

23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 hereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF SINCLAIR CORPORATION

By:	/s/ Atanas H. Atanasov
Atanas H. Atanasov
Executive Vice President and Chief Financial Officer

Date: January 23, 2025